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                                                                   EXHIBIT 10.60

                     2003 - 2005 PERFORMANCE UNIT AGREEMENT

         This performance unit agreement ("Agreement") is made this ____ day of ____ 2003, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and _____________ (the "Employee" or "Recipient"), employee number ________.

         WHEREAS, pursuant to the Performance Unit Program (the "Program") adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Program grant to the Employee of performance units (subject to the terms of the 2003 Performance Unit Plan (the "2003 Unit Plan") and this Agreement), as an inducement for the Employee to remain an employee of the Corporation (or a Subsidiary of Affiliate thereof), and to retain and motivate such Employee during such employment.

         This Agreement sets forth the terms and conditions attendant to the performance units granted under the 2003 Unit Plan.

         1. Grant of Award. The Recipient is hereby granted as of ______, (the "Grant Date") performance units (the "Award"), subject to the terms and conditions of this Agreement with respect to _____ performance units (collectively, the "Units"). The Units covered by the Award shall vest, if at all, in accordance with Section 2. On the date the Units vest (if at all), Recipient will receive, net of applicable withholding or applicable social security taxes, a payment representing the product of (i) the number of vested Units and (ii) the average of the high and low price of the Corporation's Common Stock, $1.00 par value per share, on a date chosen by the Board, which date shall be as soon as practicable after the end of the Measurement Period (as defined below).

         2. Vesting.

         (a) The Units will vest, if at all, in accordance with Schedule A, attached hereto and made a part of this Agreement.

         (b) In the event Recipient's employment with the Corporation (or a Subsidiary or Affiliate thereof) is terminated prior to the end of the three year measurement period set forth in Schedule A (the "Measurement Period") due to the Recipient's death, Disability, Retirement or termination not for Cause (each an "Early Termination") the Award will vest, if at all, on a prorata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate). The prorata shares will be a percentage where the denominator is 36 and the numerator is the number of months from January 1, 2003 through the month of Early Termination, inclusive. The Award will be paid to the Recipient at or around the same time as payments are made to then current employees who have been granted Units under the 2003 Unit Plan.

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         (c) In the event Recipient's employment with the Corporation (or any
Subsidiary or Affiliate thereof) is terminated for Cause, or if the Recipient terminates his/her employment with the Corporation (or any Subsidiary or Affiliate thereof), each occurring prior to the payment contemplated by this Agreement, the Award shall be forfeited in its entirety.

         (d) If prior to the payment contemplated by this Agreement, the Recipient becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation, or if the Recipient begins a leave of absence without reinstatement rights, then in each case the Award shall be forfeited in its entirety.

         (e) In the event of a Change in Control or Potential Change in Control of the Corporation, the Award shall vest in accordance with the 2003 Unit Plan, or its successor.

         3. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Recipient (or the Recipient's successor in interest after the Recipient's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Board.

         4. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Recipient. No contract or right of employment shall be implied by this Agreement.

                  In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. ("American") or its Affiliates to any unauthorized party and (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American or any other Subsidiaries of the Corporation to join the employee at his or her new place of employment after his or her employment with American or its Affiliates is terminated.

         5. Adjustments in Awards. In the event of a Stock dividend, Stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Board of Directors in the number of shares awarded.


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         6. Incorporation of 1998 Plan Provisions. Capitalized terms not otherwise defined herein (inclusive of Schedule A) shall have the meanings set forth for such terms in the Corporation's 1998 Long Term Incentive Plan, as amended.

                  IN WITNESS HEREOF, the Recipient and the Corporation have executed this Performance Unit Agreement as of the day, month and year set forth above.

RECIPIENT                                          AMR CORPORATION



-----------------------------                      -----------------------------
                                                   Charles D. MarLett
                                                   Corporate Secretary


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                        2003 - 2005 PERFORMANCE UNIT PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

Purpose

The purpose of the 2003 - 2005 AMR Corporation Performance Unit Plan ("Plan") for Officers and Key Employees is to provide greater incentive to officers and key employees of the subsidiaries and affiliates of AMR Corporation ("AMR" or "the Corporation") to achieve the highest level of individual performance and to meet or exceed specified goals which will contribute to the success of the Corporation.

Definitions

For purposes of the Plan, the following definitions will control:

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"Committee" is defined as the Compensation Committee, or its successor, of the AMR Board of Directors.

"Comparator Group" is defined as the six major U.S. based carriers including AMR Corporation, Continental Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines Corp., Southwest Airlines Co., and UAL Corporation.

"Measurement Period" is defined as the three year period beginning January 1, 2003 and ending December 31, 2005.

"Total Shareholder Return (TSR)" is defined as the rate of return reflecting stock price appreciation plus reinvestment of dividends over the Measurement Period. The average Daily Closing Stock Price (adjusted for splits and dividends) for the three months prior to the beginning and ending points of the Measurement Period will be used to smooth out market fluctuations.

"Daily Closing Stock Price" is defined as the stock price at the close of trading (4:00 PM EST) of the National Exchange on which the stock is traded.

"National Exchange" is defined as either the New York Stock Exchange (NYSE), the National Association of Stock Dealers and Quotes (NASDAQ), or the American Stock Exchange (AMEX).


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Accumulation of Units

         Any payment under the Plan will be determined by (i) the Corporation's TSR rank within the Comparator Group and (ii) the terms and conditions of the award agreement between the Corporation and the employee. The distribution percentage of target units, based on rank, is specified below:

                             Granted Shares - Percent of Target Based on Rank
-----------------  --------------  ---------------  --------------  --------------  ---------------  ------------
Rank                            6                5               4               3                2             1
Payout %                        0%              50%             75%            100%             135%          175%

In the event that a carrier (or carriers) in the Comparator Group ceases to trade on a National Exchange at any point in the Measurement Period, the following distribution percentage of target units, based on rank and the number of remaining comparators, will be used accordingly.

                                  5 Comparators

                      Granted Units - Percent of Target Based on Rank
-----------------  --------------  ---------------  --------------  --------------  -------------
Rank                            5                4               3               2              1
Payout %                       50%              75%            100%            135%           175%

                                  4 Comparators

              Granted Units - Percent of Target Based on Rank
-----------------  --------------  ---------------  --------------  ------------
Rank                            4                3               2             1
Payout %                       75%             100%            135%          175%

                                  3 Comparators

            Granted Units - Percent of Target Based on Rank
--------------------  -----------------  -----------------  ----------------
Rank                                  3                  2                 1
Payout %                             50%               135%              175%


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Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan. The distribution percentage of units, if any, will be determined based on an audit of AMR's TSR rank by the General Auditor of American Airlines, Inc. A summary of awards under the Plan shall be provided to the Board of Directors at the first regular meeting following determination of the awards. THE AWARDS WILL BE PAID IN CASH.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of American Airlines, Inc. or an Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive an award as may have been expressly awarded by the Committee subject to the terms and conditions of the award agreement between the Corporation and the employee.

In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Corporation, whether similar or dissimilar, (each a "Force Majeure Event"), which Force Majeure Event affects the Corporation or its Subsidiaries or its Affiliates, the Committee, in its sole discretion, may (i) terminate or (ii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute any awards due currently or in the future under the Plan, including, but not limited to, any awards that have accrued to the benefit of participants but have not yet been paid.

In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. or its Affiliates to any unauthorized party and, (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American Airlines, Inc. or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American Airlines, Inc. or any other Subsidiaries of the Corporation to join the employee at his or her new place of employment after his or her employment with American Airlines, Inc. or its Affiliates is terminated.

The Committee may amend, suspend, or terminate the Plan at any time.


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